                                                                    Exhibit 4(b)
KEMPER INVESTORS LIFE INSURANCE COMPANY                     [ZURICH KEMPER LOGO]
A Stock Life Insurance Company                                      ZURICH
1 Kemper Drive                                                      KEMPER
Long Grove, Illinois 60049-0001

Annuitant                                     Age

Certificate Date                              Certificate No.



RIGHT TO CANCEL - FREE LOOK PROVISION - At any time within 10 days of receiving this certificate you may return it to us or to the representative through whom it was purchased. Immediately upon our receipt, this certificate will be voided as if it had never been in force. All Purchase Payments allocated to the Fixed Account plus the Guarantee Period Values plus the Separate Account Certificate Value computed at the end of the valuation period following our receipt of this certificate will then be refunded within ten days.

We certify that we have issued a Group Flexible Premium Modified Guaranteed, Fixed and Variable Deferred Annuity, herein called the "contract", to the contractholder providing for the payment of annuity benefits according to the terms and conditions contained in the contract.

We agree to pay the death benefit prior to the Annuity Date upon the death of an Owner or an Annuitant when a death benefit is payable. Payment will be made upon our receipt of due proof of death and the return of this certificate.

This certificate is not an insurance contract and does not amend, extend or alter the coverage afforded under the contract. The certificate summarizes the applicable principal provisions of the contract, which alone constitute the entire contract between the Company and the contractholder.

This certificate constitutes evidence of coverage under the contract if we have received the Owner's enrollment information and Purchase Payment. The benefits and provisions described on the following pages are subject in all respects to the terms and conditions of the contract.




     -----------------------           ----------------------------
     Secretary                         President


GROUP FLEXIBLE PREMIUM MODIFIED GUARANTEED, FIXED AND VARIABLE DEFERRED ANNUITY CERTIFICATE

NON-PARTICIPATING

BENEFITS, PAYMENTS AND VALUES PROVIDED BY THE CERTIFICATE, WHEN BASED UPON THE INVESTMENT EXPERIENCE OF THE SUBACCOUNTS, ARE VARIABLE AND ARE NOT GUARANTEED AS TO DOLLAR AMOUNT. REFER TO THE VARIABLE ACCOUNT AND ANNUITY PERIOD PROVISIONS FOR A DETERMINATION OF ANY VARIABLE BENEFITS.

BENEFITS, PAYMENTS AND VALUES PROVIDED BY THE CERTIFICATE, WHEN BASED ON GUARANTEE PERIOD VALUES, MAY INCREASE OR DECREASE IN ACCORDANCE WITH THE MARKET VALUE ADJUSTMENT FORMULA STATED IN THE CERTIFICATE SCHEDULE.

THIS IS A LEGAL CERTIFICATE BETWEEN THE OWNER AND KEMPER INVESTORS LIFE INSURANCE COMPANY

READ THIS CERTIFICATE CAREFULLY

Policy Form No. L-8166

L-8166
                                     INDEX                              PAGE

ANNUITY OPTION TABLE.......................................... Follows Page 9

ANNUITY PERIOD PROVISIONS ......................................... ......6-9
      Election Of Annuity Option .................................. ........6
      Annuity Options ............................................. ......6-7
      Transfers During The Annuity Period.......................... ......8-9

CERTIFICATE SCHEDULE ...........................................Follows Index

DEATH BENEFIT PROVISIONS .......................................... ........6
      Amount Payable Upon Death ................................... ........6
      Payment Of Death Benefits ................................... ........6

DEFINITIONS ....................................................... ......1-2

ENDORSEMENTS, if any.............................Follow Annuity Option Tables

FIXED ACCOUNT PROVISIONS .......................................... ........3
      Fixed Account Certificate Value ............................. ........3

GENERAL PROVISIONS ................................................ ........2
      The Contract ................................................ ........2
      Incontestability ............................................ ........2
      Assignment .................................................. ........2
      Reports ..................................................... ........2
      Premium Taxes................................................ ........2

GUARANTEE PERIOD PROVISIONS ....................................... ......3-4
      Guarantee Period Value ...................................... ......3-4

MARKET VALUE ADJUSTMENT PROVISION.................................. ........4

OWNERSHIP PROVISIONS .............................................. ......2-3
      Owner of Certificate ........................................ ........2
      Change of Ownership ......................................... ........2
      Beneficiary ................................................. ........3


PURCHASE PAYMENT PROVISIONS ....................................... ........3

TRANSFER AND WITHDRAWAL PROVISIONS ................................ ......5-6
      Transfers During The Accumulation Period .................... ........5
      Withdrawals During The Accumulation Period .................. ........5
      Withdrawal Charges .......................................... ........5
      Transfer And Withdrawal Procedures .......................... ......5-6
      Deferment of Withdrawal or Transfer.......................... ........6

VARIABLE ACCOUNT PROVISIONS ....................................... ......4-5
      Separate Account ............................................ ........4
      Liabilities Of Separate Account ............................. ........4
      Subaccounts ................................................. ........4
      Fund ........................................................ ........4
      Rights Reserved By The Company .............................. ........4
      Accumulation Unit Value ..................................... ........4
      Investment Experience Factor ................................ ......4-5

                            CERTIFICATE  SCHEDULE


DESCRIPTION OF PLAN: FLEXIBLE PREMIUM MODIFIED GUARANTEED, FIXED AND VARIABLE DEFERRED ANNUITY

FIXED ACCUMULATION UNDER:

     FIXED ACCOUNT

MARKET VALUE ADJUSTED  ACCUMULATION UNDER:

     1 YEAR  GUARANTEE PERIOD                     6 YEAR  GUARANTEE PERIOD
     2 YEAR  GUARANTEE PERIOD                     7 YEAR  GUARANTEE PERIOD
     3 YEAR  GUARANTEE PERIOD                     8 YEAR  GUARANTEE PERIOD
     4 YEAR  GUARANTEE PERIOD                     9 YEAR  GUARANTEE PERIOD
     5 YEAR  GUARANTEE PERIOD                    10 YEAR  GUARANTEE PERIOD

VARIABLE ACCUMULATION UNDER:

     KEMPER MONEY MARKET SUBACCOUNT
     KEMPER MONEY MARKET II SUBACCOUNT
     KEMPER GOVERNMENT SECURITIES SUBACCOUNT
     KEMPER INVESTMENT GRADE BOND SUBACCOUNT
     KEMPER GLOBAL INCOME SUBACCOUNT
     KEMPER HORIZON 5 SUBACCOUNT
     KEMPER HIGH YIELD SUBACCOUNT
     KEMPER HORIZON 10+ SUBACCOUNT
     KEMPER TOTAL RETURN SUBACCOUNT
     KEMPER HORIZON 20+ SUBACCOUNT
     KEMPER VALUE + GROWTH SUBACCOUNT
     KEMPER BLUE CHIP SUBACCOUNT
     KEMPER INTERNATIONAL SUBACCOUNT
     KEMPER VALUE SUBACCOUNT
     KEMPER SMALL CAP VALUE SUBACCOUNT
     KEMPER SMALL CAP GROWTH SUBACCOUNT
     KEMPER TECHNOLOGY SUBACCOUNT
     KEMPER GROWTH SUBACCOUNT
     SCUDDER GLOBAL DISCOVERY SUBACCOUNT
     SCUDDER GROWTH AND INCOME SUBACCOUNT
     SCUDDER INTERNATIONAL SUBACCOUNT
     JANUS ASPEN SERIES GROWTH SUBACCOUNT
     JANUS ASPEN SERIES GROWTH AND INCOME SUBACCOUNT
     WARBURG PINCUS TRUST EMERGING MARKETS SUBACCOUNT
     WARBURG PINCUS TRUST POST-VENTURE CAPITAL SUBACCOUNT

8166

CERTIFICATE NUMBER:  KIL00-1000                    ISSUE DATE:  JANUARY 1, 1997


ANNUITANT:  JOHN DOE               CONTINGENT ANNUITANT:  JANE DOE

SEX:  MALE                         SEX:  FEMALE

ANNUITANT ISSUE AGE:  35           CONTINGENT ANNUITANT ISSUE AGE:  35

ANNUITY DATE:  JANUARY 1, 2018

MAXIMUM AGE AT ANNUITIZATION: 91

OWNER:  JOHN DOE                   JOINT OWNER: JANE DOE

BENEFICIARY(IES):
     PRIMARY:  SURVIVING JOINT OWNER
     CONTINGENT:  NONE

REPRESENTATIVE:  BOB BOUSSARD

[GUARANTEED RETIREMENT  INCOME BENEFIT: [YES]]





8166

                            CERTIFICATE  SCHEDULE

QUALIFIED OR NONQUALIFIED PLAN                               [NONQUALIFIED]

MINIMUM INITIAL PURCHASE PAYMENT                                   [$1,000]

INITIAL PURCHASE PAYMENT                                           [$5,000]

MINIMUM SUBSEQUENT PURCHASE PAYMENT                                 [$500*]
                 * $100 IF USING SYSTEMATIC ACCUMULATION PLAN

MAXIMUM TOTAL PURCHASE PAYMENTS                                [$1,000,000]

INITIAL ALLOCATION OF PURCHASE PAYMENT

                            INITIAL
                            INTEREST             ALLOCATION
                              RATE               PERCENTAGE
                      --------------------  --------------------
FIXED ACCOUNT                 4.75%                 25.00%
6 YEAR  GUARANTEE
PERIOD                        5.00%                 25.00%
BLUE CHIP SUBACCOUNT                                50.00%

*INTEREST RATES ARE STATED AS ANNUAL EFFECTIVE RATES

RECORDS MAINTENANCE CHARGE:  [$30 PER CONTRACT YEAR]

WE WILL ASSESS AN ANNUAL RECORDS MAINTENANCE CHARGE OF [$30] ON EACH CERTIFICATE ANNIVERSARY AND UPON CERTIFICATE TERMINATION. HOWEVER, IF THE CERTIFICATE VALUE IS GREATER THAN OR EQUAL TO $50,000 ON A CERTIFICATE ANNIVERSARY OR DATE OF SURRENDER, WE WILL NOT ASSESS THE RECORDS MAINTENANCE CHARGE ON THAT CERTIFICATE ANNIVERSARY OR SURRENDER DATE. WE WILL NOT ASSESS THIS CHARGE AFTER THE ANNUITY DATE.

WITHDRAWAL/ANNUITIZATION CHARGE TABLE:

YEARS ELAPSED SINCE PURCHASE
PAYMENTS WERE RECEIVED BY THE COMPANY                   RATE

     LESS THAN ONE                                     7.00%
     ONE BUT LESS THAN TWO                             6.00%
     TWO BUT LESS THAN THREE                           5.00%
     THREE BUT LESS THAN FOUR                          5.00%
     FOUR BUT LESS THAN FIVE                           4.00%
     FIVE BUT LESS THAN SIX                            3.00%
     SIX BUT LESS THAN SEVEN                           2.00%
     SEVEN OR MORE                                     0.00%

THE WITHDRAWAL/ANNUITIZATION CHARGE PERCENTAGES ARE APPLIED AGAINST THE ORIGINAL AMOUNT OF THE PURCHASE PAYMENTS. A FREE PARTIAL WITHDRAWAL OF THE GREATER OF 10% OF CERTIFICATE VALUE OR CERTIFICATE VALUE LESS REMAINING PRINCIPAL IS AVAILABLE EACH YEAR. REMAINING PRINCIPAL FOR THIS PURPOSE IS TOTAL PREMIUMS SUBJECT TO A WITHDRAWAL CHARGE MINUS WITHDRAWALS PREVIOUSLY ASSESSED A WITHDRAWAL CHARGE.


8166

                            CERTIFICATE  SCHEDULE

FIXED ACCOUNT

      THE FIXED ACCOUNT INTEREST RATE IS GUARANTEED THROUGH THE CERTIFICATE YEAR IN WHICH A PURCHASE PAYMENT IS RECEIVED.

      THE SUBSEQUENT FIXED ACCOUNT INTEREST RATE PERIOD IS ONE CERTIFICATE YEAR

      MINIMUM GUARANTEED INTEREST RATE                                    3.00%

OTHER CHARGES


              MORTALITY AND EXPENSE RISK CHARGE:            [1.25% ANNUALLY]

              ADMINISTRATION CHARGE:                         [.15% ANNUALLY]


              [GUARANTEED RETIREMENT INCOME BENEFIT CHARGE: .25% ANNUALLY. WE WILL NOT ASSESS THIS CHARGE AFTER THE EARLIER OF CERTIFICATE ANNUITIZATION OR AGE 90.]

      THE MORTALITY AND EXPENSE RISK CHARGE AND THE ADMINISTRATION CHARGE, WILL BE ASSESSED DAILY ON THE SEPARATE ACCOUNT CERTIFICATE VALUE. THE GUARANTEED RETIREMENT INCOME BENEFIT CHARGE WILL BE ASSESSED AT THE END OF EACH CALENDAR QUARTER ON THE CERTIFICATE VALUE, BASED ON THE AVERAGE MONTHLY CERTIFICATE VALUE.

MARKET VALUE ADJUSTMENT FORMULA

     [THE MARKET VALUE ADJUSTMENT IS DETERMINED BY THE APPLICATION OF THE
      FOLLOWING FORMULA:                                            T/365
      MARKET VALUE ADJUSTMENT =  GUARANTEE PERIOD VALUE X    [(1+J)]
                                                              -----       - 1
                                                             [(1+J)]
      WHERE,

      I IS THE GUARANTEED INTEREST RATE BEING CREDITED TO THE GUARANTEE PERIOD VALUE SUBJECT TO THE MARKET VALUE ADJUSTMENT.

      J IS THE CURRENT INTEREST RATE DECLARED BY THE COMPANY, AS OF THE EFFECTIVE DATE OF THE APPLICATION OF THE MARKET VALUE ADJUSTMENT, FOR CURRENT ALLOCATION TO A GUARANTEE PERIOD, THE LENGTH OF WHICH IS EQUAL TO THE BALANCE OF THE GUARANTEE PERIOD FOR THE GUARANTEE PERIOD VALUE SUBJECT TO THE MARKET VALUE ADJUSTMENT, ROUNDED TO THE NEXT HIGHER NUMBER OF COMPLETE YEARS, AND

      T IS THE NUMBER OF DAYS REMAINING IN THE  GUARANTEE PERIOD.]

8166

MINIMUM FIXED ACCOUNT VALUES FOR FIXED ACCOUNT ALLOCATIONS


End of         Contract   Termination
Contract Year    Value        Value
1              5,207.50     4,892.50
2              5,333.73     5,063.73
3              5,463.74     5,238.74
4              5,597.65     5,372.65
5              5,735.58     5,555.58
6              5,877.65     5,742.65
7              6,023.98     5,933.98
8              6,174.69     6,174.69
9              6,329.94     6,329.94
10             6,489.83     6,489.83
11             6,654.53     6,654.53
12             6,824.16     6,824.16
13             6,998.89     6,998.89
14             7,178.86     7,178.86
15             7,364.22     7,364.22
16             7,555.15     7,555.15
17             7,751.80     7,751.80
18             7,954.36     7,954.36
19             8,162.99     8,162.99
20             8,377.88     8,377.88
21             8,599.21     8,599.21









      VALUES ARE BASED ON THE INITIAL FIXED ACCOUNT INTEREST RATE THROUGH THE END OF THE INITIAL INTEREST RATE PERIOD. THEREAFTER, VALUES ARE BASED ON THE MINIMUM GUARANTEED INTEREST RATE OF 3.00%. VALUES SHOWN ASSUME ALLOCATION ON THE ISSUE DATE AND NO SUBSEQUENT WITHDRAWALS OR TRANSFERS.



8166

DEFINITIONS

ACCUMULATED GUARANTEE PERIOD  VALUE - The sum of the Guarantee Period Values.

ACCUMULATION PERIOD - The period between the Issue Date and the Annuity Date.

ACCUMULATION UNIT - An accounting unit of measure used to calculate the value of each Subaccount.

ADMINISTRATION CHARGE - A charge deducted in the calculation of the accumulation unit value and the Annuity Unit Value for a portion of our administrative costs.

AGE - The attained age of the Annuitant, Payee, or Owner.

ANNIVERSARY VALUE - The Certificate Value calculated on each Certificate Anniversary during the Accumulation Period.

ANNUITANT - The person during whose lifetime the annuity is to be paid. You may not change the person named as the Annuitant.

ANNUITY - A series of payments which begins on the Annuity Date.

ANNUITY DATE - The date on which this Certificate matures and annuity payments begin. The original Annuity Date is stated in the Certificate schedule. It must be at least one year from the Issue Date and no later than the maximum age at annuitization as stated in the Certificate schedule. The Owner may change the Annuity Date, but not beyond the maximum age.

ANNUITY PERIOD - The period that starts on the Annuity Date.

ANNUITY UNIT - An accounting unit of measure used to calculate the amount of variable annuity payments after the first annuity payment.

ANNUITY UNIT VALUE - The value of an Annuity Unit of a Subaccount determined for a Valuation Period according to the formula stated in this Certificate.

CERTIFICATE - An individual Certificate which we issue to each Owner as evidence of the rights and benefits under the contract.

CERTIFICATE ANNIVERSARY - An anniversary of the Issue Date.

CERTIFICATE OWNER, OR OWNER - See "You, Your, Yours" below.

CERTIFICATE VALUE - The sum of the Fixed Account Certificate Value plus the Separate Account Certificate Value plus the Accumulated Guarantee Period Value.

CERTIFICATE YEAR - A one year period starting on the Issue Date and successive Certificate Anniversaries.

CONTINGENT ANNUITANT - The person designated by the Owner who becomes the Annuitant if the Annuitant dies prior to the Annuity Date. A Contingent Annuitant may not be elected under a qualified plan.

FIXED ACCOUNT - The General Account of KILICO to which an Owner may allocate all or a portion of Purchase Payments or Certificate Value.

FIXED ACCOUNT CERTIFICATE VALUE - The value of the Fixed Account of this Certificate on any Valuation Date.

FIXED ANNUITY - An annuity payment plan that does not vary as to dollar amount.

FUND - An investment company or separate series thereof, in which the Subaccounts of the Separate Account invest.

GENERAL ACCOUNT - Our assets other than those allocated to the Separate Account, the non-unitized separate account or any other separate account.

GUARANTEE PERIOD - A period of time during which an amount is to be credited with a guaranteed interest rate, subject to a Market Value Adjustment prior to the end of the Guarantee Period. The Guarantee Periods initially offered are stated in the certificate schedule.

GUARANTEE PERIOD VALUE -The (1) Purchase Payment allocated or amount transferred to a Guarantee Period; plus (2) interest credited; minus (3) withdrawals, previously assessed withdrawal charges and transfers; adjusted for
(4) any applicable Market Value Adjustment previously made.

ISSUE DATE - The Issue Date stated in the Certificate Schedule. It is the date your initial Purchase Payment is available for use and begins to be credited with interest and/or investment experience. If the normal Issue Date is the 29th, 30th or 31st of the month, the Issue Date will be the 28th day of that month.

MARKET ADJUSTED VALUE - A Guarantee Period Value adjusted by the Market Value Adjustment formula prior to the end of a Guarantee Period.

MARKET VALUE ADJUSTMENT - An adjustment of Guarantee Period Values in accordance with the Market Value Adjustment formula prior to the end of the Guarantee Period. The adjustment reflects the change in the value of the Guarantee Period Value due to changes in interest rates since the date the Guarantee Period commenced. The Market Value Adjustment formula is stated in the Certificate Schedule.

MORTALITY AND EXPENSE RISK CHARGE - A charge deducted in the calculation of the accumulation unit value and the Annuity Unit Value. It is for our assumption of mortality risks and expense guarantees.

NONQUALIFIED - This Certificate issued other than as a qualified plan.

PAYEE - A recipient of periodic payments under the Certificate. This may be an Annuitant or a beneficiary who becomes entitled to a death benefit payment.

PURCHASE PAYMENTS - The dollar amount we receive in U.S. currency to buy the benefits this Certificate provides.

QUALIFIED PLAN - A Certificate issued under a retirement plan which qualifies for favorable income tax treatment under Section 408 or 408 (a) of the Internal Revenue Code as amended.

RECORDS MAINTENANCE CHARGE - A charge assessed against your Certificate as specified in the Certificate Schedule.

L-8166                                                                 Page 1

L-8166                                                                 Page 2

RECEIVED - Received by Kemper Investors Life Insurance Company at its home office in Long Grove, Illinois.

SEPARATE ACCOUNT - A unit investment trust registered with the Securities and Exchange Commission under the Investment Company Act of 1940 known as the KILICO Variable Annuity Separate Account.

SEPARATE ACCOUNT CERTIFICATE VALUE - The sum of the Subaccount values of this Certificate on a Valuation Date.

SUBACCOUNTS - The Separate Account has several Subaccounts. The Subaccounts available initially under this Certificate are stated in the Certificate Schedule.

SUBACCOUNT VALUE - The value of each Subaccount calculated separately according to the formula stated in this Certificate.

VALUATION DATE - Each business day that applicable law requires that we value the assets of the Separate Account. Currently this is each day that the New York Stock Exchange is open for trading.

VALUATION PERIOD - The period that starts at the close of a Valuation Date and ends at the close of the next succeeding Valuation Date.

VARIABLE ANNUITY - An annuity payment plan which varies as to dollar amount because of Subaccount investment experience.

WE, OUR, US - Kemper Investors Life Insurance Company, Long Grove, Illinois.

YOU, YOUR, YOURS - The party(s) named as Owner unless later changed as provided in this certificate. The Owner is the Annuitant unless a different Owner is named. Under a nonqualified plan when more than one person is named as Owner, the terms "you," "your," "yours," means joint owners. The Owner may be changed during the lifetime of the Owner and the Annuitant. The Owner, prior to the Annuity Date or any distribution of any death benefit, has the exclusive right to exercise every option and right conferred by this certificate.

GENERAL PROVISIONS

THE CONTRACT - The Contract, Certificate, any enrollment application attached to the Certificate, and any endorsements constitute the entire contract between the parties.

MODIFICATION OF CONTRACT - Only our president, secretary and assistant secretaries have the power to approve a change or waive any provisions of the contract or Certificate. Any such modifications must be in writing. No agent or person other than the officers named has the authority to change or waive the provisions of the contract or Certificate.

CERTIFICATES - We will issue an individual Certificate to each Owner as evidence of his or her rights and benefits under the contract.

INCONTESTABILITY - We cannot contest the contract or any Certificate issued under the contract after the contract and any Certificate have been in force for two years.

CHANGE OF ANNUITY DATE - You may write to us prior to distribution of a death benefit or the first annuity payment date and request a change of the Annuity Date.

ASSIGNMENT - No assignment under the contract or Certificate is binding unless we receive it in writing. We assume no responsibility for the validity or sufficiency of any assignment. Once filed, the rights of the Owner, Annuitant and beneficiary are subject to the assignment. Any claim is subject to proof of interest of the assignee.

DUE PROOF OF DEATH - We must receive written proof of death of the Owner or the Annuitant when a death benefit is payable. The proof may be a certified death certificate, the written statement of a physician, or any other proof satisfactory to us.

RESERVES, CERTIFICATE VALUES AND DEATH BENEFITS - All reserves are equal to or greater than those required by statute. Any available Certificate Value and death benefit are not less than the minimum benefits required by the statutes of the state in which the Certificate is delivered.

NON-PARTICIPATING - The Certificate does not pay dividends. It will not share in our surplus or earnings.

REPORTS - At least once each Certificate Year we will send you a statement showing Purchase Payments received, interest credited, investment experience; and charges made since the last report, as well as any other information required by statute.

PREMIUM TAXES - We will make a deduction for state premium taxes in certain situations. On any Certificate subject to premium tax, as provided under applicable law, the tax will be deducted for the total Certificate Value applied to an annuity option at the time annuity payments start. Premium tax due and paid by us prior to annuitization will be deducted at the percentage that was applicable prior to annuitization.

QUALIFIED PLANS - If this Certificate is issued under a qualified plan additional provisions may apply. The rider or amendment to the Certificate used to qualify it under the applicable section of the Internal Revenue Code will indicate the extent of change in the provisions.

OWNERSHIP PROVISIONS

OWNER - The Annuitant is the original Owner unless otherwise designated initially. Before the Annuity Date or any distribution of death benefit, you have the right to cancel or amend this Certificate if we agree. You may exercise every option and right conferred by the Certificate including the right of assignment. The joint Owners must agree to any change if more than one Owner is named.

CHANGE OF OWNERSHIP - You may change the Certificate Owner by written request at any time while the Annuitant is alive. You must furnish information sufficient to clearly identify the new Owner to us. The change is subject to any existing assignment of this Certificate. When we record the effective date of the change, it will be the date the notice was signed except for action taken by us prior to receiving the request. Any change is subject to the payment of any proceeds. We may require you to return this Certificate to us for endorsement of a change.

BENEFICIARY DESIGNATION AND CHANGE OF BENEFICIARY - A beneficiary must be designated initially. You may change the beneficiary if you send us a written change form. Changes are subject to the following:

1. The change must by filed while the Annuitant is alive and prior to the Annuity Date;

2. This Certificate must be in force at the time you file a change;

3. Such change must not be prohibited by the terms of an existing assignment, beneficiary designation or other restriction;

4. Such change will take effect when we receive it;

5. After we receive the change, it will take effect on the date the change form was signed. However, action taken by us before the change form was received will remain in effect; and

6. The request for change must provide information sufficient to identify the new beneficiary.

We may require you to return this Certificate for endorsement of a change.

The interest of a beneficiary who dies before the distribution of the death benefit will pass to the other beneficiaries, if any, share and share alike, unless otherwise provided in the beneficiary designation. If no beneficiary survives or is named, the distribution will be made to your estate when you die; or to the estate of the Annuitant upon the death of the Annuitant if you are not also the Annuitant. If a beneficiary dies within ten days of the date of your death, the death benefit will be paid as if you had survived the beneficiary. If a beneficiary dies within ten days of the death of the Annuitant, and you are not the Annuitant, we will pay the death benefit as if the Annuitant survived the beneficiary. If you, the Annuitant, and the beneficiary die simultaneously, we will pay the death benefit as if you had survived the Annuitant and the beneficiary.

PURCHASE PAYMENT PROVISIONS

PURCHASE PAYMENT LIMITATIONS - The minimum and maximum initial and subsequent Purchase Payment limits are shown in the Certificate Schedule.

The minimum Purchase Payment allocation to a Guarantee Period, Fixed Account, or to a Subaccount is $500.

We reserve the right to waive or modify these limits.

PLACE OF PAYMENT - All Purchase Payments under the contract must be paid to us at our home office or such other location as we may select. We will notify you and any other interested parties in writing of such other locations. Purchase Payments received by an agent will begin earning interest only after we receive it.

FIXED ACCOUNT PROVISIONS

FIXED ACCOUNT CERTIFICATE VALUE - The Fixed Account Certificate Value includes:
1.   your Purchase Payments allocated to the Fixed Account; plus
2. amounts transferred from a Subaccount or Guarantee Period to the Fixed Account at your request; plus
3.   interest credited; minus
4. withdrawals, previously assessed withdrawal charges and transfers from the Fixed Account, minus
5. any applicable portion of the Records Maintenance Charge and charges for other benefits.

The initial Fixed Account interest rate credited to the initial Purchase Payment is in effect through the end of the interest rate period and is shown in the Certificate Schedule. At the beginning of each subsequent interest rate period shown in the Certificate Schedule, we will declare the Fixed Account interest rate applicable to the initial Purchase Payment for each such subsequent interest rate period.

We will declare the Fixed Account interest rate with respect to each subsequent Purchase Payment received. Any such Purchase Payment we receive will be credited that rate through the end of the interest rate period shown in the Certificate Schedule. At the beginning of each subsequent interest rate period, we will declare the Fixed Account interest rate applicable to each subsequent Purchase Payment for such interest rate period.

We reserve the right to declare the Fixed Account current interest rate(s) based upon: the Issue Date; the date we receive a Purchase Payment; or the date of account transfer.

We calculate the interest credited to the Fixed Account by compounding daily, at daily interest rates, rates which would produce at the end of a Certificate Year a result identical to the one produced by applying an annual interest rate.

The minimum guaranteed Fixed Account interest rate is shown on the Certificate Schedule.

GUARANTEE PERIOD PROVISIONS

GUARANTEE PERIOD - We hold all amounts allocated to a Guarantee Period in a non-unitized separate account. The initial Guarantee Periods available under the Certificate are shown in the Certificate Schedule.

GUARANTEE PERIOD VALUE - On any Valuation Date, the Guarantee Period value includes
1. your Purchase Payments or transfers allocated to the Guarantee Period Value at the beginning of its Guarantee Period; plus
2.   interest credited; minus
3.   withdrawals, previously assessed withdrawal charges and transfers; minus
4. any applicable portion of the Records Maintenance Charge and charges for other benefits; adjusted for
5.   any applicable Market Value Adjustment previously made.

The Guarantee Period(s) initially elected and the interest rate(s) initially credited are shown in the Certificate Schedule. The initial interest rate credited to subsequent Purchase Payments will be declared at the time the payment is received. At the end of a Guarantee Period, we will declare a guaranteed interest rate applicable for the next subsequent Guarantee Period of the same duration.

ACCUMULATED GUARANTEE PERIOD VALUE - On any Valuation Date, the Accumulated Guarantee Period value is the sum of the Guarantee Period Values. At any time during the Accumulation Period, the Accumulated Guarantee Period Value may be allocated to a maximum of forty Guarantee Periods.


L-8166                                                              Page 3

L-8166                                                              Page 4

We calculate the interest credited to the Guarantee Period Value by compounding daily, at daily interest rates, rates which would produce at the end of a Certificate Year a result identical to the one produced by applying an annual interest rate.

MARKET VALUE ADJUSTMENT - The Market Value Adjustment formula is stated in the Certificate Schedule. This formula is applicable for both an upward or downward adjustment to a Guarantee Period Value when, prior to the end of a Guarantee Period, such value is:
(1)  taken as a total or partial withdrawal;
(2)  applied to purchase an annuity option; or
(3) transferred to another Guarantee Period, the Fixed Account, or a Subaccount.

However, a Market Value Adjustment will not be applied to any Guarantee Period Value transaction effected within 30 days after the end of the applicable Guarantee Period.

VARIABLE ACCOUNT PROVISIONS

SEPARATE ACCOUNT - The variable benefits under the contract are provided through the KILICO Variable Annuity Separate Account. This is called the Separate Account. The Separate Account is registered with the Securities and Exchange Commission as a unit investment trust under the Investment Company Act of 1940. It is a separate investment account maintained by us into which a portion of our assets has been allocated for the contract and may be allocated for certain other contracts.

LIABILITIES OF SEPARATE ACCOUNT - The assets equal to the reserves and other liabilities of the Separate Account will not be charged with liabilities arising out of any other business we may conduct. We will value the assets of the Separate Account on each Valuation Date.

SEPARATE ACCOUNT CERTIFICATE VALUE - On any Valuation Date, the Separate Account Certificate Value is the sum of its Subaccount values.

SUBACCOUNTS - The Separate Account consists of several Subaccounts. The initial Subaccounts available under this Certificate are shown in the Certificate Schedule. We may, from time to time, combine or remove Subaccounts in the Separate Account and establish additional Subaccounts of the Separate Account. In such event, we may permit you to select other Subaccounts under the Certificate. However, the right to select any other Subaccount is limited by the terms and conditions we may impose on such transactions.

FUND - Each Subaccount of the Separate Account will buy shares of a Fund or a separate series of a Fund. Each Fund is registered under the Investment Company Act of 1940 as an open-end diversified management investment company. Each series of a Fund represents a separate investment portfolio which corresponds to one of the Subaccounts of the Separate Account.

If we establish additional Subaccounts, each new Subaccount will invest in a new series of a Fund or in shares of another investment company. We may also substitute other investment companies.

RIGHTS RESERVED BY THE COMPANY - We reserve the right, subject to compliance with the current law or as it may be changed in the future:

1. To operate the Separate Account in any form permitted under the Investment Company Act of 1940 or in any other form permitted by law;

2. To take any action necessary to comply with or obtain and continue any exemptions from the Investment Company Act of 1940 or to comply with any other applicable law;

3. To transfer any assets in any Subaccount to another Subaccount or to one or more separate accounts, or the General Account, or to add, combine or remove Subaccounts in the Separate Account;

4. To delete the shares of any of the portfolios of a Fund or any other open-end investment company and to substitute, for the Fund shares held in any Subaccount, the shares of another portfolio of a Fund or the shares of another investment company or any other investment permitted by law; and

5. To change the way we assess charges, but not to increase the aggregate amount above that currently charged to the Separate Account and the Funds in connection with the contract.

When required by law, we will obtain your approval of such changes and the approval of any regulatory authority.

ACCUMULATION UNIT VALUE - Each Subaccount has an accumulation unit value. When Purchase Payments or other amounts are allocated to a Subaccount, a number of units are purchased based on the accumulation unit value of the Subaccount at the end of the Valuation Period during which the allocation is made. When amounts are transferred out of or deducted from a Subaccount, units are redeemed in a similar manner. The value of a Subaccount on any Valuation Date is the number of units held in the Subaccount times the accumulation unit value on that Valuation Date.

The accumulation unit value for each subsequent Valuation Period is the investment experience factor for that period multiplied by the accumulation unit value for the period immediately preceding. Each Valuation Period has a single accumulation unit value that is applied to each day in the period. The number of Accumulation Units will not change as a result of investment experience.

INVESTMENT EXPERIENCE FACTOR - Each Subaccount has its own investment experience factor. The investment experience of the Separate Account is calculated by applying the investment experience factor to the value in each Subaccount during a Valuation Period.

The investment experience factor of a Subaccount for a Valuation Period is determined by dividing 1. by 2. and subtracting 3. from the result, where:

1. is the net result of:

  a. the net asset value per share of the investment held in the Subaccount determined at the end of the current Valuation Period; plus

  b. the per share amount of any dividend or capital gain distributions made by the investments held in the Subaccount, if the "ex-dividend" date occurs during the current Valuation Period; plus or minus

  c. a credit or charge for any taxes reserved for the current Valuation Period which we determine resulted from the investment operations of the Subaccount;

2. is the net asset value per share of the investment held in the Subaccount, determined at the end of the last Valuation Period;

3. is the factor representing the sum of the Separate Account charges, stated in the Certificate Schedule, for the number of days in the Valuation Period.

TRANSFER AND WITHDRAWAL PROVISIONS

TRANSFERS DURING THE ACCUMULATION PERIOD - You may direct the following transfers:

1. All or part of the Separate Account Certificate Value or a Guarantee Period Value may be transferred to the Fixed Account or to another Subaccount or Guarantee Period.
2. During the thirty days that follow a Certificate Anniversary, all or part of the Fixed Account Certificate Value may be transferred to one or more Subaccounts or Guarantee Periods.

Transfers will also be subject to the following conditions:

1. The minimum amount which may be transferred is $100 or, if smaller, the remaining value in the Fixed Account or a Subaccount or Guarantee Period.

2. No partial transfer will be made if the remaining Certificate Value of the Fixed Account or any Subaccount or Guarantee Period will be less than $500 unless the transfer will eliminate your interest in such account;

3. No transfer may be made within seven calendar days of the date on which the first annuity payment is due;

4. You may request an additional transfer from the Fixed Account to one or more Subaccounts during the thirty day period before the date on which the first annuity payment is due. Such transfer must become effective no later than the seventh calendar day before such due date;

5. When you request a transfer from the Fixed Account to a Subaccount or Guarantee Period, we will limit the amount that can be transferred to the amount which exceeds withdrawal charge, if any, applicable to the total Fixed Account Certificate Value for the Certificate Year during which the total transfer is made.

6. We reserve the right to charge $25 for each transfer in excess of 12 in a Certificate Year.

7. Transfers may not be made from any Subaccount or Guarantee Period into the Fixed Account for the six-month period following any transfer from the Fixed Account into one or more of the Subaccounts.

Any transfer from a Guarantee Period is subject to a Market Value Adjustment unless the transfer is effective within thirty days after the end of the applicable Guarantee Period.

We will transfer amounts attributable to Purchase Payments and all related accumulations received in a given Certificate Year, in the chronological order we received them.

Any transfer request must clearly specify:
1.   the amount which is to be transferred; and
2.   the names of the accounts which are affected.

We reserve the right at any time and without notice to any party, to terminate, suspend, or modify these transfer rights.

WITHDRAWALS DURING THE ACCUMULATION PERIOD During the Accumulation Period, you may withdraw all or part of the Certificate Value reduced by any withdrawal charge, applicable premium taxes, and adjusted by any applicable Market Value Adjustment. The Market Value Adjustment formula will be applied to the applicable portion of the total value withdrawn unless such withdrawal is effective within thirty days after the end of the applicable Guarantee Period. We must receive a written request that indicates the amount of the withdrawal from the Fixed Account and each Subaccount and Guarantee Period. You must return the certificate to us if you elect a total withdrawal.

Withdrawals are subject to these conditions:

1. Each withdrawal must be at least $100 or the value that remains in the Fixed Account, Subaccount or Guarantee Period if smaller.
2. A minimum of $500 must remain in the account after you make a withdrawal unless the account is eliminated by such withdrawal;
3. The maximum you may withdraw from any account is the value of the respective account less the amount of any withdrawal charge.
4. Any withdrawal amount you request will be increased by the withdrawal charge.
5. Partial withdrawals may not be taken from the Fixed Account in the first Certificate Year.

WITHDRAWAL CHARGES - Withdrawal charges are shown in the Certificate Schedule and are calculated as follows:

1. All amounts to be withdrawn and any applicable withdrawal charges will be charged first against Purchase Payments in the chronological order we received such Purchase Payments.

2. Any amount withdrawn which is not subject to a withdrawal charge will be considered a "partial free withdrawal".

3. In the event of a partial withdrawal, a "partial free withdrawal" is applied against Purchase Payments and all related accumulations in the chronological order we received such Purchase Payments even though the Purchase Payments are no longer subject to a withdrawal charge.

TRANSFER AND WITHDRAWAL PROCEDURES - We will withdraw or transfer from the Fixed Account or Guarantee Periods as of the Valuation Date that follows the date we receive your written or telephone transfer request. To process a withdrawal, the request must contain all required information.

We will redeem the necessary number of Accumulation Units to achieve the dollar amount when the withdrawal or transfer is made from a Subaccount. We will reduce the number of Accumulation Units credited in each Subaccount by the number of Accumulation Units redeemed. The reduction in the number of accumulation units is determined based on the accumulation unit value

L-8166                                                               Page 5

L-8166                                                               Page 6

at the end of the Valuation Period when we receive the request, provided the request contains all required information. We will pay the amount within seven calendar days after the date we receive the request, except as provided below.

DEFERMENT OF WITHDRAWAL OR TRANSFER - If the withdrawal or transfer is to be made from a Subaccount, we may suspend the right of withdrawal or transfer or delay payment more than seven calendar days:
1. during any period when the New York Exchange is closed other than customary weekend and holiday closings;
2. when trading in the markets normally utilized is restricted, or an emergency exists as determined by the Securities and Exchange Commission, so that disposal of investments or determination of the accumulation unit value is not practical; or
3. for such other periods as the Securities and Exchange Commission by order may permit for protection of Owners.

We may defer the payment of a withdrawal or transfer from the Fixed Account or Guarantee Periods, for the period permitted by law. This can never be more than six months after you send us a written request. During the period of deferral, we will continue to credit interest, at the then current interest rate(s), to the Fixed Account Certificate Value and/or each Guarantee Period Value.

DEATH BENEFIT PROVISIONS

AMOUNT PAYABLE UPON DEATH - We compute the death benefit at the end of the Valuation Period following our receipt of due proof of death and the return of this Certificate.

(1) If death occurs prior to the deceased attaining age 90, we will pay the greater of:
(2)  the total amount of Purchase Payments less withdrawals,
(3)  the Certificate Value,
(4) the total amount of Purchase Payments less withdrawals accumulated at 5.00% per annum to the earlier of age 80 or date of death, increased by Purchase Payments made from age 80 to the date of death and decreased by any withdrawals from age 80 to the date of death, or
(5)  the greatest Anniversary Value immediately preceding the earlier of age
     81 or date of death, increased by Purchase Payments made since the date of the greatest Anniversary Value, and decreased by any withdrawals since that date.

We will pay the Certificate Value if death occurs at age 91 or later.

CONTINGENT ANNUITANT - If a Contingent Annuitant is named, the Contingent Annuitant will become the Annuitant on the death of the Annuitant. If the Contingent Annuitant is not alive at the date of the Annuitant's death, or if the Contingent Annuitant dies within ten days of the Annuitant's death, this Contingent Annuitant provision will not apply.

PAYMENT OF DEATH BENEFITS - A death benefit will be paid to the designated beneficiary upon any of the following events during the Accumulation Period:

     1. the death of the Owner, or a joint Owner,

     2. the death of the Annuitant if no Contingent Annuitant is named or if the Contingent Annuitant does not survive the Annuitant, or

     3. if a Contingent Annuitant is named and survives the Annuitant, the death of the Contingent Annuitant.

We will pay the death benefit to the beneficiary when we receive due proof of death. We will then have no further obligation under this Certificate.

We will pay the death benefit in a lump sum. This sum may be deferred for up to five years from the date of death.

Instead of a lump sum payment the beneficiary may elect to have the death benefit distributed as stated in Option 1 for a period not to exceed the beneficiary's life expectancy; or Options 2 or 3 based upon the life expectancy of the beneficiary as prescribed by federal regulations. The beneficiary must make this choice within sixty days of the time we receive due proof of death, and distribution must commence within one year of the date of death.

If the beneficiary is not a natural person, the beneficiary must elect that the entire death benefit be distributed within five years of your death. Distribution of the death benefit must start within one year after your death. It may start later if prescribed by federal regulations.

If the primary beneficiary is the surviving spouse when you die, the surviving spouse may elect to be the successor Owner of this Certificate, and shall become the Annuitant if no Annuitant or Contingent Annuitant is living at the time of your death. There will be no requirement to start a distribution of death benefits.

ANNUITY PERIOD PROVISIONS

ELECTION OF ANNUITY OPTION - We must receive an election of an Annuity option in writing. You may make an election before the Annuity Date providing the Annuitant is alive. The Annuitant may make an election on the Annuity Date unless you have restricted the right to make such an election. The beneficiary may make an election when we pay the death benefit.

An election will be revoked by:
1.   a subsequent change of beneficiary; or
2.   an assignment of this Certificate unless the assignment provides otherwise.

Subject to the terms of the death benefit provision, the beneficiary may elect to have the death benefit remain with us under one of the Annuity options.

If an annuity option is not elected, an Annuity will be paid under Option 3 for a guaranteed period of ten years and for as long thereafter as the Annuitant is alive.

If the total Certificate Value is applied under one of the Annuity options, this certificate must be surrendered to us.

An option can not be changed after the first Annuity payment is made.

If, on the seventh calendar day before the first Annuity payment due date, all the Certificate Value is allocated to the Fixed Account or Guarantee Periods, the Annuity will be paid as a Fixed Annuity. If all of the Certificate Value on such date is allocated to the Separate Account, the annuity will be paid as a Variable Annuity. If the Certificate Value on such date is allocated to a combination of the Fixed Account, Guarantee Periods and Subaccounts, then the annuity will be paid as a combination of a Fixed and Variable Annuity. A Fixed and Variable annuity payment will reflect the investment performance of the Subaccounts in accordance with the allocation of the Certificate Values existing on such date. Allocations will not be changed thereafter, except as provided in the Transfers During The Annuity Period provision of the Certificate.

Payments for all options are derived from the applicable tables. Current Annuity rates will be used if they produce greater payments than those quoted in the Certificate. The age in the tables is the age of the Payee on the last birthday before the first payment is due.

The option selected must result in a payment that is at least equal to our minimum payment, according to our rules, at the time the Annuity option is chosen. If at any time the payments are less than the minimum payment, we have the right to increase the period between payments to quarterly, semi-annual or annual so that the payment is at least equal to the minimum payment or to make payment in one lump sum.

ANNUITIZATION CHARGE - An withdrawal charge shall be applied as shown in the Certificate Schedule after application of any applicable Market Value Adjustment. The annuitization charge is waived when the Owner elects an Annuity option which provides either an income benefit period of five years or more or a benefit under which payment is contingent on the life of the Payee(s).

OPTION 1

FIXED INSTALMENT ANNUITY - We will make monthly payments for a fixed number of instalments. Payments must be made for at least 5 years, but not more than 30 years.

OPTION 2

LIFE ANNUITY - We will make monthly payments while the Payee is alive.

OPTION 3

LIFE ANNUITY WITH INSTALMENTS GUARANTEED - We will make monthly payments for a guaranteed period and thereafter while the Payee is alive. The guaranteed period must be selected at the time the annuity option is chosen. The guaranteed periods available are 5, 10, 15 and 20 years.

OPTION 4

JOINT AND SURVIVOR ANNUITY - We will pay the full monthly income while both Payees are alive. Upon the death of either Payee, we will continue to pay the surviving Payee a percentage of the original monthly payment. The percentage payable to the surviving Payee must be selected at the time the annuity option is chosen. The percentages available are 50%, 66 2/3%, 75%, and 100%.

OTHER OPTIONS

We may make other annuity options available. Payments are also available on a quarterly, semi-annual or annual basis.

FIXED ANNUITY - The Fixed Account Certificate Value plus the Accumulated Guarantee Period Values adjusted for any applicable Market Value Adjustment, on the first day preceding the date on which the first Annuity payment is due, is first reduced by any annuitization charge, charges for other benefits, Records Maintenance Charge, and premium taxes that apply. The value that remains will be used to determine the Fixed Annuity monthly payment in accordance with the Annuity option selected.

VARIABLE ANNUITY - The Separate Account Certificate Value, at the end of the Valuation Period preceding the Valuation Period that includes the date on which the first Annuity payment is due, is first reduced by any annuitization charge, Records Maintenance Charge, charges for other benefits, and premium taxes that apply. The value that remains is used to determine the first monthly Annuity payment. The first monthly Annuity payment is based on the guaranteed annuity option shown in the Annuity Option Table. You may elect any option available.

The dollar amount of subsequent payments may increase or decrease depending on the investment experience of each Subaccount. The number of Annuity Units per payment will remain fixed for each Subaccount unless a transfer is made. If a transfer is made, the number of Annuity Units per payment will change.

The number of Annuity Units for each Subaccount is calculated by dividing a. by
b. where:

a. is the amount of the monthly payment that can be attributed to that Subaccount; and

b. is the Annuity Unit Value for that Subaccount at the end of the Valuation Period. The Valuation Period includes the date on which the payment is made.

Monthly Annuity payments, after the first payment, are calculated by summing up, for each Subaccount, the product of a. times b. where:

a.   is the number of Annuity Units per payment in each Subaccount; and

b. is the Annuity Unit Value for that Subaccount at the end of the Valuation Period. The Valuation Period includes the date on which the payment is made.

After the first payment, we guarantee that the dollar amount of each Annuity payment will not be affected adversely by actual expenses or changes in mortality experience from the expense and mortality assumptions on which we based the first payment.

ANNUITY UNIT VALUE - The value of an Annuity Unit for each Subaccount at the end of any subsequent Valuation Period is determined by multiplying the result of a. times b. by c. where:

a. is the Annuity Unit Value for the immediately preceding Valuation Period;
and

b. is the net investment factor for the Valuation Period for which the Annuity Unit Value is being calculated; and

c. is the interest factor of .99993235 per calendar day of such subsequent Valuation Period to offset the effect of the assumed rate of 2.50% per year used in the Annuity Option Table.

L-8166                                                                 Page 7

L-8166                                                                 Page 8


The net investment factor for each Subaccount for any Valuation Period is determined by dividing a. by b. where:

a. is the value of an Annuity Unit of the applicable Subaccount as of the end of the current Valuation Period plus or minus the per share charge or credit for taxes reserved; and

b. is the value of an Annuity Unit of the applicable Subaccount as of the end of the immediately preceding Valuation Period, plus or minus the per share charge or credit for taxes reserved.

TRANSFERS DURING THE ANNUITY PERIOD - During the Annuity Period, the Payee(s) may: convert Fixed Annuity payments to Variable Annuity payments; convert Variable Annuity payments to Fixed Annuity payments; or, have Variable Annuity payments reflect the investment experience of other Subaccounts. A transfer may be made subject to the following:

1. The Payee must send us a written notice in a form satisfactory to us;

2. One transfer is permitted each twelve month period from the Annuity Date. We must receive notice of such transfer at least thirty days prior to the effective date of the transfer;

3. A Payee may not have more than three Subaccounts after any transfer;

4. At least $1,000 of Annuity Unit Value or annuity reserve value must be transferred from a Subaccount or from the Fixed Account; and

6. At least $1,000 of Annuity Unit Value or annuity reserve value must remain in the account from which the transfer was made.

When a transfer is made between Subaccounts, the number of Annuity Units per payment attributable to a Subaccount to which transfer is made is equal to a. multiplied by b. divided by c., where:

a. is the number of Annuity Units per payment in the Subaccount from which transfer is being made;
b. is the Annuity Unit Value for the Subaccount from which the transfer is being made; and
c. is the Annuity Unit Value for the Subaccount to which transfer is being made.

When a transfer is made from the Fixed Account to a Subaccount, the number of Annuity Units per payment attributable to a Subaccount to which transfer is made is equal to a. times b., where:

a.   is the Fixed Account Annuity value being transferred; and
b. is the Annuity Unit Value for the Subaccount to which transfer is being made.

The Fixed Account Annuity value equals the present value of the remaining Fixed Annuity payments using the same interest and mortality basis used to calculate the Fixed Annuity payments.

The amount of money allocated to the Fixed Account in case of a transfer from a Subaccount equals the Annuity reserve for the Payee's interest in such Subaccount. The Annuity reserve is the product of a. multiplied by b. multiplied by c. where:

a. is the number of Annuity Units representing the Payee's interest in such Subaccount per Annuity payment;
b.   is the Annuity Unit Value for such Subaccount; and
c. is the present value of $1.00 per payment period using the attained age(s) of the Payee(s) and any remaining guaranteed payments that may be due at the time of the transfer.

Money allocated to the Fixed Account upon such transfer will be applied under the same Annuity option as originally elected. Guaranteed period payments will be adjusted to reflect the number of guaranteed payments already made. If all guaranteed payments have already been made, no further payments will be guaranteed.

All amounts and Annuity Unit Values are determined as of the end of the Valuation Period preceding the effective date of the transfer.

We reserve the right at any time and without notice to any party to terminate, suspend or modify these transfer privileges.

SUPPLEMENTARY AGREEMENT - A supplementary agreement will be issued to reflect payments that will be made under a settlement option. If payment is made as a death benefit distribution, the effective date will be the date of death. Otherwise, the effective date will be the date chosen by the Owner.

DATE OF FIRST PAYMENT - Interest, under an option, will start to accrue on the effective date of the supplementary agreement. If the normal effective date is the 29th, 30th, or 31st of the month, the effective date will be the 28th day of that month.

EVIDENCE OF AGE, SEX AND SURVIVAL - We may require satisfactory evidence of the age, sex and the continued survival of any person on whose life the income is based.

MISSTATEMENT OF AGE OR SEX - If the age or sex of the Payee has been misstated, the amount payable under the Certificate will be such as the Purchase Payments sent to us would have purchased at the correct age or sex. Interest not to exceed 6% compounded each year will be charged to any overpayment or credited to any underpayment against future payments we may make under the Certificate.

BASIS OF ANNUITY OPTIONS - The guaranteed monthly payments are based on an interest rate of 2.50% per year and, where mortality is involved, the "1983 Table a" individual annuity mortality table developed by the Society of Actuaries, projected using Projection Scale G. We may also make available variable Annuity payment options based on assumed investment rates other than 2.50%.

DISBURSEMENT UPON DEATH OF PAYEE: UNDER OPTIONS 1 or 3 - When the Payee dies, if the beneficiary is a natural person, we will automatically continue any unpaid installments for the remainder of the elected period under Option 1 or Option 3 to the Beneficiary. If the Beneficiary is either an estate or trust, we will pay a commuted value of the remaining payments. The commuted value will be based upon a minimum interest rate of not less than 2.50%. The commuted value of any variable instalments will be determined by applying the Annuity Unit Value next determined following our receipt of due proof of death.

PROTECTION OF BENEFITS - Unless otherwise provided in the supplementary agreement, the Payee may not commute, anticipate, assign, alienate or otherwise hinder the receipt of any payment.

CREDITORS - The proceeds of the contract and any payment under an annuity option will be exempt from the claim of creditors and from legal process to the extent permitted by law.


L-8166                                                                   Page 9

                              ANNUITY OPTION TABLE

           AMOUNT OF MONTHLY PAYMENT FOR EACH $1,000 OF VALUE APPLIED

OPTION ONE - FIXED INSTALLMENT ANNUITY


Number             Number             Number             Number
of years  Monthly  of years  Monthly  of years  Monthly  of years  Monthly selected  Payment  selected  Payment  selected  Payment  selected  Payment
--------------------------------------------------------------------------------
5         17.69    12        8.01     19        5.48     26        4.33
6         14.92    13        7.48     20        5.27     27        4.22
7         12.94    14        7.03     21        5.08     28        4.11
8         11.46    15        6.64     22        4.90     29        4.02
9         10.31    16        6.29     23        4.74     30        3.92
10        9.39     17        5.99     24        4.59
11        8.64     18        5.72     25        4.46

OPTION TWO AND THREE - LIFE ANNUITY WITH INSTALLMENTS GUARANTEED:


Age of     MONTHLY PAYMENTS GUARANTEED Age of     MONTHLY PAYMENTS GUARANTEED
Male                                   Female
Payee  NONE   60     120   180   240   Payee  NONE   60     120   180   240
55     4.17   4.16   4.13  4.06  3.96  55     3.87   3.86   3.84  3.81  3.75
56     4.27   4.25   4.21  4.14  4.03  56     3.95   3.94   3.92  3.88  3.82
57     4.36   4.35   4.30  4.22  4.09  57     4.03   4.02   4.00  3.95  3.88
58     4.46   4.45   4.40  4.30  4.16  58     4.11   4.11   4.08  4.03  3.95
59     4.57   4.55   4.50  4.39  4.22  59     4.21   4.20   4.17  4.11  4.01
60     4.69   4.67   4.60  4.48  4.29  60     4.30   4.29   4.26  4.19  4.08
61     4.81   4.79   4.71  4.57  4.36  61     4.41   4.40   4.35  4.28  4.15
62     4.94   4.92   4.83  4.66  4.43  62     4.52   4.50   4.46  4.37  4.23
63     5.09   5.05   4.95  4.76  4.49  63     4.64   4.62   4.56  4.46  4.30
64     5.24   5.20   5.08  4.86  4.56  64     4.76   4.74   4.68  4.56  4.37
65     5.40   5.35   5.21  4.96  4.62  65     4.90   4.87   4.80  4.66  4.45
66     5.57   5.52   5.35  5.06  4.69  66     5.04   5.01   4.93  4.77  4.52
67     5.75   5.69   5.49  5.17  4.75  67     5.19   5.16   5.06  4.87  4.59
68     5.95   5.87   5.64  5.27  4.81  68     5.36   5.32   5.20  4.98  4.66
69     6.15   6.07   5.80  5.37  4.86  69     5.53   5.49   5.35  5.10  4.73
70     6.38   6.27   5.96  5.48  4.91  70     5.72   5.68   5.51  5.21  4.80
71     6.61   6.49   6.12  5.58  4.96  71     5.93   5.87   5.67  5.33  4.86
72     6.86   6.72   6.29  5.68  5.00  72     6.15   6.08   5.85  5.44  4.92
73     7.13   6.96   6.47  5.77  5.04  73     6.39   6.31   6.03  5.56  4.97
74     7.42   7.21   6.64  5.86  5.08  74     6.65   6.55   6.21  5.67  5.02
75     7.72   7.48   6.82  5.95  5.11  75     6.93   6.81   6.41  5.78  5.06
76     8.05   7.76   7.00  6.03  5.14  76     7.24   7.08   6.60  5.88  5.10
77     8.40   8.06   7.18  6.11  5.17  77     7.57   7.38   6.80  5.98  5.13
78     8.77   8.37   7.35  6.18  5.19  78     7.92   7.69   7.01  6.07  5.16
79     9.18   8.69   7.53  6.25  5.20  79     8.31   8.02   7.21  6.15  5.18
80     9.60   9.03   7.70  6.31  5.22  80     8.72   8.37   7.41  6.23  5.20
81     10.06  9.38   7.86  6.36  5.23  81     9.17   8.74   7.61  6.30  5.22
82     10.55  9.74   8.02  6.41  5.24  82     9.66   9.13   7.80  6.35  5.23
83     11.07  10.12  8.17  6.45  5.25  83     10.20  9.54   7.98  6.41  5.24
84     11.63  10.50  8.32  6.49  5.26  84     10.77  9.96   8.15  6.45  5.25
85     12.22  10.89  8.45  6.52  5.26  85     11.39  10.40  8.31  6.49  5.26

OPTION FOUR - JOINT AND 100% SURVIVOR ANNUITY


Age of               Age of Female Payee
Male
Payee   55     60     65     70     75     80     85
55     3.49   3.66   3.81   3.93   4.02   4.08   4.12
60     3.61   3.83   4.05   4.24   4.40   4.52   4.59
65     3.69   3.97   4.28   4.57   4.84   5.05   5.20
70     3.76   4.09   4.47   4.89   5.31   5.67   5.95
75     3.80   4.17   4.63   5.16   5.75   6.34   6.83
80     3.83   4.23   4.73   5.37   6.14   6.99   7.80
85     3.84   4.26   4.80   5.51   6.44   7.55   8.75


L-1551



    KEMPER ANNUITIES                                                                      Kemper Investors Life Insurance Company
    Long-term investing in a short-term world (SM)                                      1 Kemper Drive, Long Grove, IL 60049-0001
---------------------------------------------------------------    ---------------------------------------------------------------
  1.  OWNER                                                          4.  INITIAL PAYMENT
---------------------------------------------------------------    ---------------------------------------------------------------
First                   MI                  Last                   Initial Payment  $
                                                                                     ---------------------------------------------
---------------------------------------------------------------                        Make Check payable to Kemper Investors Life
Street Address                              Apt.                                       Insurance Company.
                                                                   This payment is a (check one):  [ ] Non-qualified  [ ] SEP-IRA
---------------------------------------------------------------    [ ] IRA  [ ] Roth IRA  [ ] Charitable Remainder Trust (CRT)
City                       State                  Zip              [ ] Rollover to IRA  [ ] IRA Trustee To Trustee Transfer
                                                                   [ ] IRA Payment for Tax Year
---------------------------------------------------------------    ---------------------------------------------------------------
Daytime Telephone    |     [ ] Male     |    Date Of Birth           5.  ALLOCATION OF PAYMENTS
(   )                |     [ ] Female   |      /     /             ---------------------------------------------------------------
---------------------------------------------------------------    Kemper                                Scudder
Date of Trust                                                      ___% Dreman Financial Services        ___% International
             --------------------------------------------------    ___% Small Cap Growth                 ___% Global Discovery
Social Security/Tax I.D.Number                                     ___% Small Cap Value                  ___% Capital Growth
                              ---------------------------------    ___% Dreman High Return               ___% Growth and Income
Joint Owner                                                        ___% International
           ----------------------------------------------------    ___% Int'l Growth & Income            Warburg Pincus
---------------------------------------------------------------    ___% Global Blue Chip                 ___% Post Venture Capital
Social Security Number  |  [ ] Male     |     Date Of Birth        ___% Value+Growth                     ___% Emerging Markets
                        |  [ ] Female   |      /     /             ___% Horizon 20+
---------------------------------------------------------------    ___% Total Return                     Janus
---------------------------------------------------------------    ___% Horizon 10+                      ___% Growth & Income
  2.  ANNUITANT                                                    ___% High Yield                       ___% Growth
---------------------------------------------------------------    ___% Horizon 5
        [ ] The annuitant is same as the owner (if checked,        ___% Global Income                    Kemper Investors Life
        complete contingent annuitant section only, if             ___%Investment Grade Bond             Insurance Company
        applicable.)                                               ___%Government Securities             ___% Fixed Account
                                                                   ___% Money Market
First                   MI                  Last                   ___% Money Market II                  Other
                                                                   Guarantee Period Accounts (GPA)       ___%____________
---------------------------------------------------------------    ___%        ___ Year          ___%       ___ Year
Street Address                              Apt.                   ___%        ___ Year          ___%       ___ Year
                                                                     (All allocations above must total 100%, $500 min. per account.)
---------------------------------------------------------------    ---------------------------------------------------------------
City                       State                  Zip                6. PROTECT YOUR FUTURE PROGRAM
                                                                   ---------------------------------------------------------------
---------------------------------------------------------------    [ ] Allocate a portion of my initial payment to the____________
Daytime Telephone    |     [ ] Male     |    Date Of Birth             year GPA such that, at the end of the guarantee period, the
(   )                |     [ ] Female   |      /     /                 GPA will have grown to an amount equal to the total initial
---------------------------------------------------------------        payment assuming no withdrawals or transfers of any kind.
Social Security Number                                                 The remaining balance will be applied as indicated above in
                      -----------------------------------------        Section 5.
Contingent Annuitant                                               ---------------------------------------------------------------
                    -------------------------------------------      7. AUTOMATIC ASSET REBALANCING
Social Security Number  |  [ ] Male     |     Date Of Birth        ---------------------------------------------------------------
                        |  [ ] Female   |      /     /             [ ] I elect Automatic Asset Rebalancing (AAR) among the above
---------------------------------------------------------------        accounts (excluding Fixed, GPA's and the Money Market II
  3.  BENEFICIARY                                                      Subaccount.)
---------------------------------------------------------------        Every:  [ ] 3  [ ] 6  [ ] 12 Months  Beginning    /     /
[ ] I elect the surviving joint owner as primary beneficiary                                                          ------------
    (If checked, complete contingent section only.)                ---------------------------------------------------------------
                                                                     8. GUARANTEED RETIREMENT INCOME BENEFIT
Primary                            Relationship To Annuitant       ---------------------------------------------------------------
                                                                   [ ] I elect the Guaranteed Retirement Income
---------------------------------  ----------------------------
Contingent                        Relationship To Annuitant

---------------------------------  ----------------------------
For additional beneficiaries use Section 16.
------------------------------------------------------------------------------------------------------------------------------------
  9.  REPLACEMENT
------------------------------------------------------------------------------------------------------------------------------------
Will the proposed contract replace or change any existing annuity or insurance policy?    [ ] No  [ ] Yes
(If yes, list company name and policy number.)
                                               -------------------------------------------------------------------------------------
------------------------------------------------------------------------------------------------------------------------------------
  10.  TELEPHONE TRANSFER
------------------------------------------------------------------------------------------------------------------------------------
I authorize and direct Kemper Investors Life Insurance Company (KILICO) to accept telephone instructions from the owner, active agent, and the individual listed below to effect transfers and/or future payment allocation changes. I agree to hold harmless and indemnify KILICO and its affiliates and their collective directors, employees and agents against any claim arising from such action.

Name                                      Birthdate                          [ ] I do not accept this telephone transfer privilege.
    --------------------------------------         -------------------------
------------------------------------------------------------------------------------------------------------------------------------
L-8159 (12/97)       For Help Completing This Application, Please Call Kemper Insurance Products Division At (800) 778-1482

-----------------------------------------------------------------  -----------------------------------------------------------------
  11.  DOLLAR COST AVERAGING (DCA)                                     13.  ANNUITY DATE
-----------------------------------------------------------------  -----------------------------------------------------------------
A.  Source Account (please check one):                             I elect to have annuitization payments begin on     /      /
    [ ] From any single Subaccount or the Fixed Account                                                            ----------------.
                                                                   The annuity date may not be later than age 91 and must be at
    Please transfer $               from                           least one year after contract issue date.  (Will be age 91 if
                      --------------     ---------------------     none chosen)
                                    (list one Subaccount name or   ----------------------------------------------------------------
                                     the Fixed Account)              14.  SYSTEMATIC WITHDRAWALS
     [ ] Interest only from the Fixed Account (must maintain a     ----------------------------------------------------------------
         $10,000 balance and continue DCA for at least one year)   Please withdraw $                        Beginning      /   /
                                                                                    ------------------------          -------------
                                                                                         ($100 minimum)                (Enter date)
B.  Frequency:  Every:   [ ] 1        [ ] 3 Months                 Every:    [ ] 1       [ ] 3        [ ] 6        [ ] 12 Months
    Beginning           /        /
                ------------------------                           ________%   From _______________________________________________
                     (Enter date)                                                            Enter Subaccount from Section 5
C. Receiving Accounts:
   Enter the Subaccount name (from Section 5) and the appropriate  ________%   From _______________________________________________
   percentage of the total Dollar Cost Averaging allocation below:                           Enter Subaccount from Section 5

                    All allocations must total 100%                ________%   From _______________________________________________
                                                                                             Enter Subaccount from Section 5
  PCT         Subaccount            PCT       Subaccount
________% to _______________      _______% to _______________       Please:   [ ]  Do not withhold federal income taxes.
________% to _______________      _______% to _______________                 [ ]  Do withhold at 10% or _____________ (%).
________% to _______________      _______% to _______________      See form L-8215 for automatic age 701/2 minimum distributions.
DCA is not allowed from any Guarantee Period Accounts.             Withdrawals before age 59-1/2 may be subject to a 10% IRS
Additionally please consult the prospectus for more information    penalty. Please consult your tax advisor.
about the benefits and limitations of the Money Market II
Subaccount.  For additional Subaccounts, use Section 16.           Funds allocated to a GPA are subject to a Market Value Adjustment
-----------------------------------------------------------------  unless withdrawals are taken within 30 days after the end of a
  12.  SYSTEMATIC ACCUMULATION                                     guarantee Period.
-----------------------------------------------------------------
[ ] I authorize automatic deductions of $________________________  [ ] I wish to use Electronic Funds Transfer (Direct Deposit). I
                                              ($100 minimum)           authorize the Company to correct electronically any
from my bank account for application to this contract.                 overpayments or erroneous credits made to my account.
                                                                       Please attach a voided check or voided deposit slip.
   Beginning         /     /                                       ----------------------------------------------------------------
             -------------------------                               15.  OPTIONAL BILLING REMINDERS
   Every:      [ ] 1       [ ] 3       [ ] 6        [ ] 12 Months  ----------------------------------------------------------------
Please attach a voided check or voided withdrawal slip.            [ ]  I wish to receive periodic reminders that I can include with future remittances in the amount of $ ____________________.
                                                                   Please send reminder to:       [ ] Owner     [ ] Annuitant
                                                                   Every:     [ ] 1      [ ] 3       [ ] 6       [ ] 12 Months
------------------------------------------------------------------------------------------------------------------------------------
  16.  REMARKS
------------------------------------------------------------------------------------------------------------------------------------


------------------------------------------------------------------------------------------------------------------------------------
  17.  SIGNATURES
------------------------------------------------------------------------------------------------------------------------------------

Receipt is acknowledged of the current prospectus for Kemper Sterling and the underlying funds in Section 5. Benefits, payments and values provided by the contract when based on investment experience of the subaccounts are variable and are not guaranteed as to the dollar amount. Benefits and payments provided by the contract when based on Guarantee Period Account values may increase or decrease in accordance with the market value adjustment formula stated in the contract. Please check here if you would like a statement of additional information. [ ]

I agree that all statements are true and correct to the best of my knowledge and belief and are made as a basis for my application.

------------------------------------------------------------------------------------------------------------------------------------
Signature Of Owner                                                   Signed At (City and State)                  Date

------------------------------------------------------------------------------------------------------------------------------------
Signature Of Joint Owner

------------------------------------------------------------------------------------------------------------------------------------
  18.  REGISTERED REPRESENTATIVE / DEALER INFORMATION
------------------------------------------------------------------------------------------------------------------------------------

Does the contract applied for replace an existing annuity or life insurance policy? [ ] Yes  (Attach replacement forms as required)
[ ] No I certify that the information provided by the owner has been accurately recorded; current prospectuses were delivered; no written sales materials other than those approved by the Principal Office were used; and I have reasonable grounds to believe the purchase of the contract applied for is suitable for the owner.  SUITABILITY INFORMATION HAS BEEN OBTAINED AND FILED WITH THE
BROKER/DEALER.

                                                   Tel. (  )
---------------------------------------------------------------------------Comm. Code:_____________--------------------------------
Signature Of Registered Representative                                                                   Social Security Number

------------------------------------------------------------ __________________________ --------------------------------------------
Printed Name Of Registered Representative                       B/D Client Acct. #                Printed Name Of Broker/Dealer

-----------------------------------------------------------------------------------------    ---------------------------------------
Branch Office Street Address For Contract Delivery                                           Representative Number
------------------------------------------------------------------------------------------------------------------------------------
19.  MAIL COMPLETED FORM TO: Zurich Kemper Life, 22 Church St., 20th Floor, Hartford, CT  06103
------------------------------------------------------------------------------------------------------------------------------------
L-8159  (12/97)

GROUP FLEXIBLE PREMIUM MODIFIED GUARANTEED, FIXED AND VARIABLE DEFERRED ANNUITY

NON-PARTICIPATING


READ YOUR CERTIFICATE CAREFULLY

KEMPER INVESTORS LIFE INSURANCE COMPANY
A Stock Life Insurance Company
1 Kemper Drive, Long Grove, Illinois 60049-0001


Policy Form No. L-8166

                              ANNUITY OPTION TABLE

           AMOUNT OF MONTHLY PAYMENT FOR EACH $1,000 OF VALUE APPLIED

OPTION ONE - FIXED INSTALLMENT ANNUITY


Number             Number             Number             Number
of years  Monthly  of years  Monthly  of years  Monthly  of years  Monthly selected  Payment  selected  Payment  selected  Payment  selected  Payment
5         17.69    12        8.01     19        5.48     26        4.33
6         14.92    13        7.48     20        5.27     27        4.22
7         12.94    14        7.03     21        5.08     28        4.11
8         11.46    15        6.64     22        4.90     29        4.02
9         10.31    16        6.29     23        4.74     30        3.92
10        9.39     17        5.99     24        4.59
11        8.64     18        5.72     25        4.46

OPTIONS TWO AND THREE - LIFE ANNUITY WITH INSTALLMENTS GUARANTEED

                         MONTHLY PAYMENTS GUARANTEED


AGE  NONE   60     120   180   240
55   4.02   4.01   3.99  3.94  3.86
56   4.11   4.10   4.07  4.01  3.92
57   4.20   4.19   4.15  4.09  3.99
58   4.29   4.28   4.24  4.17  4.05
59   4.39   4.38   4.33  4.25  4.12
60   4.50   4.48   4.43  4.34  4.19
61   4.61   4.59   4.53  4.43  4.26
62   4.73   4.71   4.64  4.52  4.33
63   4.86   4.84   4.76  4.61  4.40
64   5.00   4.97   4.88  4.71  4.47
65   5.15   5.11   5.01  4.81  4.54
66   5.30   5.26   5.14  4.92  4.61
67   5.47   5.43   5.28  5.02  4.68
68   5.65   5.60   5.43  5.13  4.74
69   5.84   5.78   5.58  5.24  4.80
70   6.05   5.97   5.74  5.35  4.86
71   6.27   6.18   5.90  5.46  4.91
72   6.50   6.40   6.07  5.56  4.96
73   6.76   6.63   6.25  5.67  5.01
74   7.03   6.88   6.43  5.77  5.05
75   7.32   7.14   6.62  5.87  5.09
76   7.64   7.42   6.80  5.96  5.12
77   7.98   7.72   6.99  6.05  5.15
78   8.34   8.03   7.18  6.13  5.17
79   8.73   8.36   7.37  6.20  5.19
80   9.16   8.70   7.56  6.27  5.21
81   9.61   9.06   7.74  6.33  5.23
82   10.10  9.44   7.91  6.38  5.24
83   10.63  9.83   8.08  6.43  5.25
84   11.19  10.23  8.24  6.47  5.25
85   11.80  10.64  8.38  6.50  5.26

OPTION FOUR - JOINT AND 100% SURVIVOR ANNUITY


Age of           Age of Secondary Payee
Primary
Payee  55    60    65    70    75    80    85
55     3.51  3.64  3.76  3.85  3.92  3.96  3.99
60     3.64  3.84  4.02  4.18  4.29  4.38  4.43
65     3.76  4.02  4.29  4.54  4.75  4.90  5.00
70     3.85  4.18  4.54  4.91  5.25  5.53  5.74
75     3.92  4.29  4.75  5.25  5.77  6.26  6.64
80     3.96  4.38  4.90  5.53  6.26  7.00  7.69
85     3.99  4.43  5.00  5.74  6.64  7.69  8.76


L-1552

KEMPER INVESTORS LIFE INSURANCE COMPANY                 [ZURICH KEMPER LOGO]
A Stock Life Insurance Company
1 Kemper Drive
Long Grove, Illinois 60049-0001

ENDORSEMENT

This Endorsement forms a part of the attached contract. The effective date of this Endorsement is the effective date of this contract.

All references throughout this contract to the sex of a person used in the calculation of benefits are deleted from this contract.

Except as modified herein, all terms and conditions of the contract remain unchanged.

IN WITNESS WHEREOF, Kemper Investors Life Insurance Company has caused this Endorsement to be signed by its President and Secretary.


           /S/ [SIGNATURE]                  /S/ [SIGNATURE]
           ----------------------          ------------------------
           Secretary                       President



Form L-9006 (9/88)

KEMPER INVESTORS LIFE INSURANCE COMPANY                [ZURICH KEMPER LOGO]
A Stock Life Insurance Company
1 Kemper Drive
Long Grove, Illinois 60049-0001

ENDORSEMENT


This Endorsement forms a part of the Certificate to which it is attached. The effective date of this Endorsement is the Contract Date stated in the Certificate Schedule.

Withdrawal charges will not be assessed when a total or partial withdrawal is requested in a form satisfactory to us if the Owner or Annuitant is disabled.

Disability must begin after the effective date of this Endorsement and prior to age 65.

Withdrawal charges will not be waived when disability is due to substance abuse, mental or personality disorders without a demonstrable organic disease. A degenerative brain disease such as Alzheimer's Disease is considered an organic disease.

For purposes of this provision:

"Disability" is defined as the inability to engage in any substantial gainful activity by reason of any medically determinable physical or mental impairment which can be expected to result in death, or which has lasted, or can be expected to last, for a continuous period of not less than 12 months.

"Disabled" is defined as having the conditions of the disability definition.

Except as modified herein, all terms and conditions of this Certificate remain unchanged.

In witness whereof, Kemper Investors Life Insurance Company has caused this Endorsement to be signed by its President and Secretary.





     /s/ [SIGNATURE]                 /s/ [SIGNATURE]
     -----------------------         -----------------------
     Secretary                       President



L-8168

KEMPER INVESTORS LIFE INSURANCE COMPANY                    [ZURICH KEMPER LOGO]
A Stock Life Insurance Company
1 Kemper Drive
Long Grove, Illinois 60049-0001

ENDORSEMENT


This Endorsement forms a part of the Contract to which it is attached. The effective date of this Endorsement is the Contract Date stated in the Contract Schedule.

Withdrawal charges will not be assessed when a total or partial withdrawal is requested in a form satisfactory to us if the Owner or Annuitant is disabled.

Disability must begin after the effective date of this Endorsement and prior to age 65.

Withdrawal charges will not be waived when disability is due to substance abuse, mental or personality disorders without a demonstrable organic disease. A degenerative brain disease such as Alzheimer's Disease is considered an organic disease.

For purposes of this provision:

"Disability" is defined as the inability to engage in any substantial gainful activity by reason of any medically determinable physical or mental impairment which can be expected to result in death, or which has lasted, or can be expected to last, for a continuous period of not less than 12 months.

"Disabled" is defined as having the conditions of the disability definition.

Except as modified herein, all terms and conditions of this Contract remain unchanged.

In witness whereof, Kemper Investors Life Insurance Company has caused this Endorsement to be signed by its President and Secretary.





      /s/ [SIGNATURE]             /s/ [SIGNATURE]
     ---------------------       ---------------------
     Secretary                   President



L-8182

KEMPER INVESTORS LIFE INSURANCE COMPANY                     [ZURICH KEMPER LOGO]
A Stock Life Insurance Company
1 Kemper Drive
Long Grove, Illinois 60049-0001

ENDORSEMENT

This endorsement forms a part of the Certificate to which it is attached.

DEFINITIONS

GUARANTEED RETIREMENT INCOME BENEFIT BASE - An amount which is applied to the guaranteed annuity factors to produce the Guaranteed Retirement Income Benefit. It is equal to the greater of:

(1)  the total amount of Purchase Payments less withdrawals,
(2)  the Certificate Value,
(3) the total amount of Purchase Payments less withdrawals accumulated at 5.00% per annum to the earlier of age 80 or date of determination, or
(4) the greatest Anniversary Value immediately preceding the earlier of age 81 or date of determination increased by Purchase Payments made since the date of the greatest Anniversary Value, and decreased by any withdrawals since that date.

EXERCISE PERIODS - The Guaranteed Retirement Income Benefit may only be exercised within 30 days of the seventh or later Certificate Anniversary. In addition, the Annuitant must be at least age 60 but no older than age 90. However, if the Annuitant's age is 44 or less on the Issue Date, the Guaranteed Retirement Income Benefit may be exercised within 30 days of the 15th or later Certificate Anniversary, but no later than Annuitant's age 90.

CERTAIN PERIOD - The certain period for the Guaranteed Retirement Income
Benefit is based on the Annuitant's age at the time the benefit is exercised and qualification status, as follows:


    Annuitant's                                         Certain Period Years
  Age at Election                                    Qualified     Nonqualified
    75 or less                                          10              10
       76                                                9              10
       77                                                8              10
       78                                                7              10
       79                                                7              10
       80                                                7              10
       81                                                7               9
       82                                                7               8
       83                                                7               7
       84                                                6               6
    85 to 90                                             5               5


GUARANTEED RETIREMENT INCOME BENEFIT PROVISIONS

If the Owner has selected the Guaranteed Retirement Income Benefit option, it will be indicated on the Certificate Schedule. A separate charge will be made for this benefit, also shown on the Certificate Schedule.

The Owner may elect to discontinue the Guaranteed Retirement Income Benefit option any time on or after the seventh Certificate Anniversary, prior to exercise of the benefit. We must receive a written election to discontinue this benefit. The benefit will be discontinued effective as of the date the written election is received by us. Once the benefit has been discontinued, it may not be elected again.

During the Exercise Period, the Owner may apply the Guaranteed Retirement Income Benefit Base to purchase a fixed annuity income for the Annuitant's lifetime. Payments will be determined under Annuity Option 3 under the Certificate based on the Certain Period defined above. The payout factors will be those shown in the Certificate for amounts being annuitized, except that if the Guaranteed Retirement Income Benefit is exercised on the 10th year or later, the interest rate assumption will be 3.50%.

CONTINGENT ANNUITANT - If a Contingent Annuitant is in effect due to the death of the original Annuitant, the Exercise Periods will be based on the issue age of the original Annuitant and the Contingent Annuitant's age at election. The Certain Period will be based on the Contingent Annuitant's age at election.

Except as modified herein, all terms and conditions of this Certificate remain unchanged.

In witness whereof, Kemper Investors Life Insurance Company has caused this Endorsement to be signed by its President and Secretary.


     /s/ [SIGNATURE]                     /s/ [SIGNATURE]
     -------------------------          -------------------------
     Secretary                          President


L-8198

KEMPER INVESTORS LIFE INSURANCE COMPANY                    [ZURICH KEMPER LOGO]
A Stock Life Insurance Company
1 Kemper Drive
Long Grove, Illinois 60049-0001

ENDORSEMENT

This endorsement forms a part of the Contract to which it is attached.

DEFINITIONS

GUARANTEED RETIREMENT INCOME BENEFIT BASE - An amount which is applied to the guaranteed annuity factors to produce the Guaranteed Retirement Income Benefit. It is equal to the greater of:

(1)  the total amount of Purchase Payments less withdrawals,
(2)  the Contract Value,
(3) the total amount of Purchase Payments less withdrawals accumulated at 5.00% per annum to the earlier of age 80 or date of determination, or
(4) the greatest Anniversary Value immediately preceding the earlier of age 81 or date of determination increased by Purchase Payments made since the date of the greatest Anniversary Value, and decreased by any withdrawal since that date.

EXERCISE PERIODS - The Guaranteed Retirement Income Benefit may only be exercised within 30 days of the seventh or later Contract Anniversary. In addition, the Annuitant must be at least age 60 but no older than age 90. However, if the Annuitant's age is 44 or less on the Issue Date, the Guaranteed Retirement Income Benefit may be exercised within 30 days of the 15th or later Contract Anniversary, but no later than Annuitant's age 90.

CERTAIN PERIOD - The certain period for the Guaranteed Retirement Income Benefit is based on the Annuitant's age at the time the benefit is exercised and qualification status, as follows:


  Annuitant's                                  Certain Period Years
Age at Election                              Qualified       Nonqualified
    75 or less                                 10                10
       76                                       9                10
       77                                       8                10
       78                                       7                10
       79                                       7                10
       80                                       7                10
       81                                       7                 9
       82                                       7                 8
       83                                       7                 7
       84                                       6                 6
    85 to 90                                    5                 5


GUARANTEED RETIREMENT INCOME BENEFIT PROVISIONS

If the Owner has selected the Guaranteed Retirement Income Benefit option, it will be indicated on the Contract Schedule. A separate charge will be made for this benefit, also shown on the Contract Schedule.

The Owner may elect to discontinue the Guaranteed Retirement Income Benefit option any time on or after the seventh Contract Anniversary, prior to exercise of the benefit. We must receive a written election to discontinue this benefit. The benefit will be discontinued effective as of the date the written election is received by us. Once the benefit has been discontinued, it may not be elected again.

During the Exercise Period, the Owner may apply the Guaranteed Retirement Income Benefit Base to purchase a fixed annuity income for the Annuitant's lifetime. Payments will be determined under Annuity Option 3 under the Contract based on the Certain Period defined above. The payout factors will be those shown in the Contract for amounts being annuitized, except that if the Guaranteed Retirement Income Benefit is exercised on the 10th year or later, the interest rate assumption will be 3.50%.

CONTINGENT ANNUITANT - If a Contingent Annuitant is in effect due to the death of the original Annuitant, the Exercise Periods will be based on the issue age of the original annuitant and the Contingent Annuitant's age at election. The Certain Period will be based on the Contingent Annuitant's age at election.

Except as modified herein, all terms and conditions of this Contract remain unchanged.

In witness whereof, Kemper Investors Life Insurance Company has caused this Endorsement to be signed by its President and Secretary.



     /S/ [SIGNATURE]          /S/ [SIGNATURE]
     ----------------------   ---------------------
     Secretary                President


L-8199

KEMPER INVESTORS LIFE INSURANCE COMPANY                     [ZURICH KEMPER LOGO]
A Stock Life Insurance Company                                      ZURICH
1 Kemper Drive                                                      KEMPER
Long Grove, Illinois 60049-0001

ENDORSEMENT

This Endorsement forms a part of the contract to which it is attached. The effective date of this Endorsement is the Contract Date stated in the Schedule.

Withdrawal charges will not be assessed when a total or partial withdrawal is requested in a form satisfactory to the Company:

(1) after an Owner has been confined in a Hospital or Skilled Health Care Facility for at least thirty consecutive days and the Owner remains confined in the Hospital or Skilled Health Care Facility when the request is made; or

(2) within thirty days following an Owner's discharge from a Hospital or Skilled Health Care Facility after a confinement of at least thirty days.

Confinement must begin after the effective date of this Endorsement.

Withdrawal charges will not be waived when confinement is due to substance abuse, mental or personality disorders without a demonstrable organic disease. A degenerative brain disease such as Alzheimer's Disease is considered an organic disease.

For purposes of this provision:

"Hospital" means a place which is licensed by the State as a Hospital and is operating within the scope of its license.

"Skilled Health Care Facility" means a place which:

(a) is licensed by the state;

(b) provides skilled nursing care under the supervision of a physician;

(c) has twenty-four hour a day nursing services by or under the supervision of a registered nurse (RN); and

(d) keeps a daily medical record of each patient.

Except as modified herein, all terms and conditions of this Contract remain unchanged.

IN WITNESS WHEREOF, Kemper Investors Life Insurance Company has caused this Endorsement to be signed by its President and Secretary.


     /S/ [SIGNATURE]                           /S/ [SIGNATURE]
     -----------------------                   -----------------------
     Secretary                                 President

Form L-7042 (5/91)